Exhibit 31.2

I, J. Michael Bruff, certify that:

1.	I have reviewed this Amendment on Form 10-K/A of Varian Medical Systems, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: February 1, 2021	/s/ J. Michael Bruff
J. Michael Bruff
Senior Vice President and Chief Financial Officer